Exhibit 99.1
News Release

Contacts:
First Solar, Inc.	Sapphire Investor Relations, LLC
Jens Meyerhoff	Erica Mannion
Chief Financial Officer	Investor Relations
(602) 414 - 9315	(212) 766 - 1800
investor@firstsolar.com	investor@firstsolar.com
First Solar, Inc. Announces 2007 Fourth Quarter and Year-end Financial Results
PHOENIX, AZ — February 13, 2008 — First Solar, Inc. (Nasdaq: FSLR) today announced its financial results for the fourth quarter and fiscal year ended, December 29, 2007. Quarterly revenues were $200.8 million, up from $159.0 million in the third quarter of fiscal 2007 and up from $52.7 million in the fourth quarter of fiscal 2006. Revenues for the fiscal year ended December 29, 2007 were $504.0 million, up from $135.0 million in fiscal year 2006.
Net income for the fourth quarter of fiscal 2007 was $62.9 million or $0.77 per share on a fully diluted basis, compared to net income of $46.0 million or $0.58 per share on a fully diluted basis for the third quarter of fiscal 2007. Net income for the third quarter of fiscal 2007 included a one time tax benefit of $7.5 million, or $0.09 per fully diluted share due to the reversal of valuation allowances against previously established deferred tax assets in Germany. Net income for the fourth quarter of fiscal 2006 was $8.0 million or $0.11 per share on a fully diluted pro-forma basis.
Net income for fiscal 2007 was $158.4 million or $2.03 per share on a fully diluted basis compared to net income of $4.0 million for fiscal 2006 or $0.05 per share on a fully diluted pro-forma basis.
Pro-forma earnings per share for the three months and fiscal year ended, December 30, 2006, have been adjusted to give effect to the Company’s equity offerings during 2006, including its initial public offering, as if each occurred on January 1, 2006. The Company believes the pro-forma earnings per share presentation represents a meaningful basis for the comparison of its current results to results during fiscal periods occurring prior to the Company’s initial public offering.
“During the fourth quarter of 2007 we benefited from the full capacity and economies of scale of our Frankfurt/Oder plant. This combined with continued throughput and conversion efficiency gains afforded us strong operating leverage and decreased our manufacturing cost per watt by 12% year over year to $1.12 per watt in the fourth quarter of 2007, further solidifying our cost leadership position in the industry,” said Michael J. Ahearn, Chief Executive Officer of First Solar.
First Solar will discuss these results and expected results for fiscal 2007 and 2008 in a conference call scheduled for today at 6:00 a.m. MST (8:00 a.m. EST). To participate in the conference call, please dial 800-896-8445 or 785-830-1916. Investors may also access a live audio web cast of this conference call in the Investors section of the Company’s website at http://www.firstsolar.com. An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until Saturday, February 16, 2008 at 8:00 a.m. MST (10:00 a.m. EST) and can be accessed by dialing 888-203-1112 or 719-457-0820 and entering access ID number 9023734.
About First Solar:
First Solar, Inc. (Nasdaq: FSLR) manufactures solar modules with an advanced thin film semiconductor process that significantly lowers solar electricity costs. By enabling clean renewable electricity at affordable prices, First Solar provides an economic alternative to peak conventional electricity and the related fossil fuel dependence, greenhouse gas emissions and peak time grid constraints.
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The First Solar, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3052
For First Solar Investors:
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships, and other risks detailed in the company’s filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29,	December 30,	December 29,	December 30,
	2007	2006	2007	2006
Net sales	$200,797	$52,695	$503,976	$134,974
Cost of sales	89,847	27,080	252,573	80,730

Gross profit	110,950	25,615	251,403	54,244

Operating expenses:
Research and development	4,432	1,649	15,107	6,361
Selling, general and administrative	24,191	10,950	82,248	33,348
Production start-up	4,065	3,975	16,867	11,725

Total operating expenses	32,688	16,574	114,222	51,434

Operating income	78,262	9,041	137,181	2,810
Foreign currency gain	1,165	2,752	1,881	5,544
Interest income	7,214	1,755	20,413	2,648
Interest expense, net	(163)	(157)	(2,294)	(1,023)
Other expense	(338)	(328)	(1,219)	(799)

Income before income taxes	86,140	13,063	155,962	9,180
Income tax benefit (expense)	(23,266)	(5,025)	2,392	(5,206)

Net income	$62,874	$8,038	$158,354	$3,974

Net income per share:
Basic	$0.80	$0.13	$2.12	$0.07

Diluted	$0.77	$0.12	$2.03	$0.07

Weighted-average number of shares used in per share calculations:
Basic	78,192	63,968	74,701	56,310

Diluted	81,318	66,324	77,971	58,255

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	December 29,	December 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$404,264	$308,092
Marketable securities — current	232,686	323
Accounts receivable, net	18,165	27,123
Inventories	40,204	16,510
Deferred project costs	2,643	—
Economic development funding receivable	35,877	27,515
Deferred tax asset, net — current	3,890	—
Prepaid expenses and other current assets	64,780	8,959

Total current assets	802,509	388,522
Property, plant and equipment, net	430,104	178,868
Deferred tax asset, net — noncurrent	51,811	—
Marketable securities — noncurrent	32,713	—
Restricted investments	14,695	8,224
Goodwill	33,449	—
Other assets - noncurrent	6,031	2,896

Total assets	$1,371,312	$578,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$132,366	$32,083
Short-term debt	24,473	16,339
Current portion of long-term debt	14,836	3,311
Other current liabilities	14,803	340

Total current liabilities	186,478	52,073
Accrued collection and recycling liabilities	13,079	3,724
Long-term debt	68,856	61,047
Other liabilities - noncurrent	5,632	—

Total liabilities	274,045	116,844
Commitments and contingencies:
Employee stock options on redeemable shares	—	50,226
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 78,575,211 shares issued and outstanding at December 29, 2007	79	72
Additional paid-in capital	1,079,775	555,749
Accumulated earnings (deficit)	12,895	(145,403)
Accumulated other comprehensive income	4,518	1,022

Total stockholders’ equity	1,097,267	411,440

Total liabilities and stockholders’ equity	$1,371,312	$578,510

FIRST SOLAR, INC.
PRO-FORMA vs. GAAP EARNINGS PER SHARE
(in thousands, except per share data)
(Unaudited)
A reconciliation of the denominator used in calculating pro-forma fully diluted earnings per share is as follows:

	Three Months Ended			Fiscal Years Ended
	December 29,	September 29,	December 30,	December 29,	December 30,
	2007	2007	2006	2007	2006

Net income	$62,874	$46,034	$8,038	$158,354	$3,974

Weighted-average shares outstanding, diluted	81,318	79,088	66,324	77,971	58,255

Adjustment to reflect the IPO shares as if they had been outstanding since the beginning of 2006	—	—	8,363	—	14,236

Pro-forma weighted-average shares outstanding, diluted	81,318	79,088	74,687	77,971	72,491

Net income per share diluted as reported	$0.77	$0.58	$0.12	$2.03	$0.07

Net income per share diluted pro-forma	$0.77	$0.58	$0.11	$2.03	$0.05